EXHIBIT 99.1

CONTRACT OF SALE

Between

FARM TECH CORPORATION,

Seller

And

WINSTANLEY ENTERPRISES, LLC

Buyer

Dated:  April 5, 2005

Premises:

400 Farmington Avenue
Farmington, CT

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TABLE OF CONTENTS (cont’d)

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          AGREEMENT dated April, 2005 between FARM TECH CORPORATION (“Seller”), a Delaware corporation with an office at 765 Old Saw Mill River Road, Tarrytown, NY  10591; and WINSTANLEY ENTERPRISES LLC, a Delaware limited liability company with an office c/o Adam D. Winstanley, 150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 01742, or its designee (“Buyer”). Seller and Buyer, in consideration of the mutual covenants herein contained, hereby covenant and agree as follows:

ARTICLE 1

Description of Premises.

          Section 1.1          Description of Premises.  Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement:

                        (a)          the parcels of land more particularly described on Exhibit A attached hereto (the “Land”) in the Town of Farmington, Connecticut (the “Town”);

                        (b)          all buildings, fixtures and improvements situated on the Land (collectively, the “Building”); and

                        (c)          all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land and all other appurtenances to the Land and Building, including any adjacent strips of land, (collectively, the “Appurtenances”); and

                        (d)          the personal property set forth on Schedule A-1 annexed hereto (the “Personal Property”).

          The Land, the Building, the Personal Property and the Appurtenances are hereinafter collectively referred to as the “Premises”.  The Premises are commonly known as 400 Farmington Avenue, Farmington, CT. Seller is the owner of the Premises and all rights and interests appurtenant thereto.

ARTICLE 2

Purchase Price, Acceptable Funds and Escrow of Deposit.

          Section 2.1          Purchase Price.  The purchase price (the “Purchase Price”) to be paid by Buyer to Seller for the Premises is Four Million Seven Hundred Thousand Dollars ($4,700,000), payable in accordance with the provisions of Section 2.3 herein as follows:

                        (a)          $250,000 by check subject to collection, or by wire, to be held by First American Title Insurance Company (the “Escrow Agent”), pursuant to Section 2.4 herein, delivered simultaneously with the execution of this Agreement; and

                        (b)          $4,450,000 delivered to Seller at the Closing (as hereinafter defined).

          Section 2.2          Adjustment of Cash.  The cash payment required at the Closing will be increased or decreased, as the case may be, to account for all items to be apportioned.

          Section 2.3          Acceptable Funds.  All monies payable under this Agreement, unless otherwise specified herein, shall be paid by immediately available funds, either wired to an account designated by Seller or as otherwise reasonably specified by Seller. If any funds are to be paid to any entity other than Seller, Seller shall provide Buyer with reasonable advance notice of the name of the entity designated to receive such funds.

          Section 2.4          Escrow of Deposit.

                        (a)          The sum paid under subsection 2.1(a) herein (the “Deposit”) shall be delivered to the Escrow Agent and, if paid by check, shall be subject to collection.  The Escrow Agent shall hold the proceeds thereof in escrow in an interest bearing account until the Closing or earlier termination of this Agreement and shall pay over or apply the Deposit (together with any interest accrued thereon) in accordance with the terms of this Agreement.  At the Closing, the Escrow Agent shall pay the Deposit to Seller on account of the Purchase Price.

                        (b)          If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amounts, the Escrow Agent shall give written notice to the other party of such demand.  If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days from the receipt of such notice by the other party, the Escrow Agent is hereby authorized to make such payment.  If the Escrow Agent does receive such written objection within such five (5) business day period or if, for any other reason, the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from Seller and Buyer or a final, unappealable and unappealed judgment from a court of competent jurisdiction.  However, the Escrow Agent shall have the right at any time to deposit the Deposit and accrued interest with a court of competent jurisdiction, giving written notice of such deposit to Seller and Buyer.  Upon such deposit, the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

                        (c)          The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence.  Seller and Buyer shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable counsel fees, incurred in connection with performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith, in willful disregard of this Agreement or involving gross negligence on its part.

          Section 2.5          Interest on the Deposit.  Accrued interest, if any, shall be paid at the Closing, or at such other time that the Deposit is paid pursuant to this Agreement, to the party receiving the Deposit.

ARTICLE 3

The Closing.

          Section 3.1          Date, Place and Time of Closing.

                        (a)          The transfer of title to the Premises pursuant to this Agreement (the “Closing”) shall occur on a date (the “Closing Date”) which shall be on or before the 30th day following the Contingency Date as defined in Article 5 herein; provided however that if such 30th day shall not be a business day, then on the first business day thereafter.  The Closing shall be conducted in escrow by Escrow Agent pursuant to an escrow closing agreement executed by the parties prior to the Closing.  The escrow closing agreement shall provide for the following:

                                        (i)          On or before the Closing Date executed closing documents (and/or counterparts thereof, as applicable), shall be delivered to Escrow Agent by Seller and Buyer and funds from Buyer shall be deposited into and held by Escrow Agent in an escrow closing account.

                                        (ii)          Upon satisfaction or completion of all closing conditions and deliveries in accordance with this Agreement, Escrow Agent shall immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Buyer.

          Counsel for Seller and Buyer are hereby respectively authorized to execute an agreement or agreements on behalf of the parties confirming or adjourning the Closing Date.

                        (b)          Either party may unilaterally adjourn the Closing, provided such adjournment is in strict compliance with the following provisions:

                                        (i)          Notice shall be given to the other party at least two business days before the scheduled Closing Date, which notice shall include the revised Closing Date;

                                        (ii)          A party may not adjourn the Closing Date for more than ten (10) business days in the aggregate;

                                        (iii)          The party requesting the adjournment shall credit the other party at the Closing an amount equal to the number of business days that the Closing Date was adjourned times the sum of (y) $300.00, and (z) the per diem amount of real estate taxes payable with respect to the Premises.

                    Notwithstanding the provisions of Section (b)(i) above, a party may request adjournment of the Closing Date less than two business days prior to the scheduled Closing Date with the consent of the other party, which consent shall not be unreasonably withheld, and provided that all of the other provisions of Sections (b)(i) through (iii) are followed.

          Section 3.2          Termination  Fee.  [Intentionally Omitted]

ARTICLE 4

Acceptable Title and Clearing Title.

          Section 4.1          Acceptable Title.  Seller shall convey and Buyer shall accept title to the Premises in accordance with the terms of this Agreement, subject only to the exceptions specified in Exhibit B and to the following:

                        (a)          any restriction or limitations imposed or to be imposed by governmental authority, including the zoning and planning rules and regulations of the Town but not violations thereof;

                        (b)          real property and other taxes which become due and payable after the date of the Closing, which taxes Buyer will assume and agree to pay as part of the consideration for the deed;

                        (c)          public improvement assessments and sewer connection charges, or other assessments and/or any unpaid installments thereof, which assessments and/or installments become due and payable after the date of the Closing, which assessments and/or installments Buyer will assume and agree to pay as part of the consideration for the deed;

                        (d)          state of facts shown by accurate survey and physical inspection of the Premises; provided same does not render title unmarketable.  Without limiting the foregoing, the state of facts shown on a survey entitled “ALTA/ACSM Land Title Survey for Oread Biosafety,” made by Coneco Engineers, last revised April 21, 2001 (the “Survey”), shall be deemed not to render title unmarketable; and

                        (e)          A lis pendens (the “Lis Pendens”) that currently exists on the Premises in connection with that certain litigation entitled “Farmington Avenue Baptist Church v. Farmtech Corporation,” judicial district of Hartford, Docket No. CV 04 0831477 (the “Litigation”).  The Lis Pendens shall be deemed not to render title unmarketable. Seller shall have no obligation to clear or remove the Lis Pendens from the Premises prior to final resolution of the Litigation.  The Litigation shall be conducted in accordance with the provisions of the Lis Pendens Escrow Agreement (as defined below).  During the Contingency Period (as defined below) Buyer intends to approach the adjoining property owner that filed the Lis Pendens (the “Church”) in an effort to reach a settlement.  In addition, at the Closing, Seller shall deposit $350,000.00 from the Purchase Price into an interest bearing escrow  (the “Lis Pendens Escrow”), to be held and disbursed by the Escrow Agent pursuant to an escrow agreement in the form attached hereto as Exhibit D (the “Lis Pendens Escrow Agreement”).  In the event that the litigation is settled and the Lis Pendens is released or terminated of record prior to the Closing Date, Seller shall not be required to deposit such funds into the Lis Pendens Escrow.

          Section 4.2          Clearing Title.

                        (a)         Seller shall convey and Buyer shall accept fee simple title to the Premises in accordance with the terms of this Agreement, subject only to (i) the exceptions referred to in

Section 4.1 herein; and (ii) such other matters as any reputable title insurance company qualified to do business in the State of Connecticut shall be willing to omit as exceptions to coverage.  Except as set forth in Section 4.2(c), Seller shall not be required to bring any action or proceeding or to incur any expense to cure any title defect.  Seller shall not voluntarily create any exceptions or encumbrances to title following the date of this Agreement.

                        (b)          If examination of the title to the Premises shall reveal one or more defects which prevent Seller from conveying title in accordance with the terms of this Agreement, Buyer shall, within thirty (30) days from the date hereof (the “Title Contingency Date”), give Seller written notice of same, as to which notice time shall be of the essence.  If Buyer fails to so notify Seller of such defects within said thirty (30) day period, Buyer shall be deemed to have accepted the state of title to the Premises as of the last day of such period.  If Buyer does so notify Seller of such defects, Seller shall promptly notify Buyer which, if any, defects Seller shall attempt to cure (and Seller shall not be required to cure any such defects except as provided by Section 4.2(c)) whereupon Seller shall make diligent efforts to effect such cure and shall have until the Closing Date (the “Title Cure Period”) to cure such defects.  If Seller shall accomplish same within the Title Cure Period and shall be able to convey title in accordance with the terms of this Agreement, the Closing shall then occur.  If Seller shall not accomplish same within the Title Cure Period, Buyer, within three (3) business days after the expiration of the Title Cure Period (and the Closing Date shall be automatically extended if necessary without regard to Section 3.1(b) to give Buyer such three(3) business days), shall give notice to Seller electing either (i) to accept a deed to the Premises conveying such title as Seller can give in accordance with all of the other provisions of this Agreement upon payment of the Purchase Price; or (ii) to cancel and terminate this Agreement, in which event the Escrow Agent shall pay to Buyer the Deposit and

Seller shall pay to Buyer any expenses actually incurred by Buyer for examination of title to the Premises, not to exceed $1,500.  If Buyer shall not make an election within said three (3) business day period, then Buyer shall be deemed to have elected alternative (i) above.  If Buyer receives notice of any additional title defect after the Title Contingency Date which is not caused by the Buyer’s actions or a breach of the prohibition against creation of exceptions or encumbrances as set forth in Section 4.2 (a), and the title defect is not cured within the provisions of Section 4.2 (c), then within three (3) business days after Buyer determines that Seller shall not cure the defect (and the Closing Date shall be automatically extended if necessary without regard to Section 3.1(b) to give Buyer such three (3) business days), Buyer shall give notice to Seller electing either (i) to accept a deed to the Premises conveying such title as Seller can give in accordance with all of the other provisions of this Agreement upon payment of the Purchase Price; or (ii) to cancel and terminate this Agreement, in which event the Escrow Agent shall pay to Buyer the Deposit. Upon payment of the Deposit, this Agreement shall be terminated, and neither party shall have any further liability to the other hereunder.

                        (c)          Notwithstanding anything herein to the contrary, except with respect to the Lis Pendens, Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose) all liens and mortgages of an ascertainable amount created by, under or through Seller and those liens and mortgages that encumber the Premises and assumed by Seller or as to which Seller has taken title to the Premises subject thereto, and the Title Cure Period shall not apply to such liens and mortgages.

ARTICLE 5

Contingencies to Buyer’s Obligations.

          Section 5.1          The Contingency  Period.  Commencing on the date hereof and continuing until the Contingency Date (the “Contingency Period”), Buyer may conduct its due diligence with respect to the Premises, which may include, without limitation environmental inspections and investigations, surveys for asbestos, lead paint and radon, and review of all title work, zoning, site conditions and building conditions. Seller shall promptly, but in no event later than 10 business days following the date of this Agreement, deliver all materials within its possession or control regarding the Premises. If Buyer shall not be satisfied with the results of its due diligence for any reason or no reason, then Buyer may terminate this Agreement by notice to Seller on or before 5:00 p.m. on that date (the “Contingency Date”) which is sixty (60) days after the date of this Agreement, as to which notice time shall be of the essence.  With such notice Buyer shall include copies of all test results, final reports, surveys and title insurance reports (not including privileged or confidential information) provided that failure to deliver same shall not invalidate the notice of termination.  If Buyer fails to terminate this Agreement by such notice on or before said date, then this Agreement shall remain in effect and the Closing shall occur on the date specified in Section 3.1 herein.  Upon such notice being timely given, this Agreement shall terminate without further liability of either party hereunder, and the Escrow Agent shall, notwithstanding anything in Section 2.4 (b) or elsewhere in this Agreement to the contrary, promptly refund the Deposit to Buyer.

ARTICLE 6

Representations and Warranties; Operation of Premises.

          Section 6.1          Power, Authority, Execution and Delivery.  Buyer and Seller each represents and warrants to the other the following:

                        (a)          each party has power and authority, respectively, to acquire and own or convey, as the case may be, the Premises;

                        (b)          the execution and delivery of this Agreement by the persons so acting on Buyer’s or Seller’s behalf, respectively, have been authorized by all necessary formal action of each party, and this Agreement is the legal, valid and binding obligation of each party respectively, enforceable in accordance with its terms;

                        (c)          each party is duly organized, is validly existing, and is in good standing in the state in which it was formed.

          Section 6.2          Representations.

                        (a)          Buyer acknowledges and agrees that except as set forth herein, neither Seller nor any agent, employee, attorney or representative of Seller has made any statements, agreements, promises, assurances, representations or warranties, whether expressed, implied, or otherwise regarding the condition of the Premises, the suitability of the Premises for any uses or purposes contemplated by Buyer, the zoning of the Premises, the right to occupy the Premises, the environmental condition of the Premises and/or any other aspect of or matter pertaining to the Premises or any other fact or matter whatsoever, whether pertaining to Seller, the Premises or otherwise.  Buyer acknowledges that except as set forth herein (a) it is acquiring the Premises in an “as is, where is” condition as of the Closing Date; (b) Seller shall not be responsible for making (or contributing in any way to the cost of making) changes or improvements to the Premises, or any other aspect of or matter pertaining to the Premises; and (c) in executing, delivering and performing its obligations under this Agreement, Buyer has not relied upon any statement, promise, representation or warranty to whomsoever made or given, directly or indirectly, orally or in writing, by any person or entity, except as specified herein.  Buyer expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, assurance, promise, or agreement of any person, unless expressly contained in this Agreement.  Buyer further releases and discharges Seller from any and all claims or causes of action which Buyer may now have or hereafter have against Seller, with respect to all costs, claims, expenses and causes of action, in connection with, or arising out of the condition of the Premises as of the Closing Date except in connection with Seller’s obligations pursuant to the Transfer Act (as defined herein) and subject to the terms of the Environmental Undertaking Agreement (as defined herein).  The execution and delivery by Seller of, and the performance by Seller of Seller’s obligations under, this Agreement does not conflict with or violate any other agreement or document to which Seller is a party or by which Seller is bound.  To Seller’s knowledge, except for the Lis Pendens, there is no action or proceeding pending or threatened against Seller that challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.  Seller has received no notice of any, and, to Seller’s knowledge, there is no action or proceeding pending or threatened against the Property.  To Seller’s knowledge, Seller has not received from any governmental authority written notice of any material violation of any laws applicable (or alleged to be applicable) to the Premise, or any part thereof, that has not been corrected, except as may be reflected by the materials delivered by Seller to Buyer pursuant to this Agreement.  There are no unrecorded or undisclosed legal or equitable interests in the Premises owned or claimed by any party other than Seller. The Premises has a valid and subsisting certificate of occupancy for all the improvements located thereon for the use and occupancy thereof. As of the date hereof, there is no material work currently being performed at the Premises. All Personal Property and fixtures of any kind owned by Seller and attached to or used in connection with the ownership, maintenance, use, leasing, service, or operation of the Premises will be in the same condition at time of closing as presently existing, subject to reasonable wear and tear, except for such repairs and/or noncompliance as would not materially adversely affect the use or operation of such Personal Property and fixtures. Other than loans, mortgages and contracts to be satisfied at Closing, there are no payables, guarantees, obligations, liabilities or other indebtedness that, are binding on or, affect the Premises. All representations set forth within this Section 6.2 (a) shall survive Closing for a one year period from the date of Closing.

                        (b)          As of the date hereof, Seller has made available and provided access to Buyer of all copies of all environmental reports made to, by or on behalf of Seller or in its possession or under its control (the “Environmental Reports”).  Except as set forth in such Environmental Reports and to the best of Seller’s knowledge, Seller has no knowledge of, and Seller has not caused, the release, emission, presence, discharge or disposal of any Hazardous Materials (as hereinafter defined) on, under or at the Premises or any part thereof.  Except as set forth in such Environmental Reports and to the best of Seller’s knowledge, there are no underground or above ground storage tanks or any Hazardous Materials of any kind present at the Premises and to the best of Seller’s knowledge, no mold conditions, mycotoxins, microbial matter, or other airborne pathogens, exist at, on, under or inside the Premises.  Except as set forth in such Environmental Reports and to the best of Seller’s knowledge, the Premises are in compliance with all applicable Environmental Laws (as hereinafter defined).  Such compliance includes, but is not limited to, the possession by Seller of all material licenses and other governmental authorizations required under relevant Environmental Laws, and material compliance with the terms and conditions thereof.  Except as reflected in the Environmental Reports and to the best of Seller’s knowledge, Seller has not received any communication (written or oral) whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Seller is not in full compliance with any relevant Environmental Laws or that there is an environmental matter or indoor air quality matter at, on, under, or inside the Premises that must be investigated or remediated, including, but not limited to, mold, mycotoxins, microbial matter (naturally occurring or otherwise), and there are no circumstances known to Seller that may prevent or interfere with such full compliance or cause such issues in the future.  Except as disclosed by Seller to Buyer and except as set forth in the Environmental Reports, and to the best of Seller’s knowledge, there are no known material environmental claims, actions, or causes of action pending or threatened against the Seller, the Premises or any person or entity for whom the Seller may have liability by law or contract.  “Environmental Laws” means: (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Re-authorization Act of 1986, 42 U.S.C. §9601 et seq.; (b) the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq.; (c) the Clean Air Act, 42 U.S.C. §7401 et seq., as amended by the Clean Air Act Amendments of 1990; (d) the Clean Water Act of 1977, 33 U.S.C. §1251 et seq.; (e) the Toxic Substances Control Act, 15 U.S.C.A. §2601 et seq.; (f) all other federal, state and local laws, or ordinances relating to pollution or protection of human health or the environment including without limitation, air pollution, water pollution, noise control, or the use, handling, discharge, disposal or release of Hazardous Materials; and (g) any and all regulations promulgated under or pursuant to any of the foregoing statutes.  “Hazardous Materials” means any substance, material, or waste which is or becomes regulated, under any Environmental Laws, as hazardous to public health or safety or to the environment, including, but not limited to: (a) any substance or material designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, as amended, 33 U.S.C. §1251 et seq., or listed pursuant to Section 307 of the Clean Water Act, as amended; (b) any substance or material defined as “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq.; (c) any substance or material defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601 et seq.; or (d) petroleum, petroleum products and petroleum waste materials, except, in each case, for substances, materials or wastes used in compliance with applicable laws.

                        (c)          No bankruptcy, insolvency, rearrangement or similar action involving Seller, whether voluntary or involuntary, is pending or threatened, and Seller has never: (i) filed a voluntary petition in bankruptcy; (ii) been adjudicated a bankrupt or insolvent or filed a petition or action seeking any reorganization, arrangement, recapitalization, readjustment, liquidation, dissolution or similar relief under any Federal bankruptcy act or any other laws; (iii) sought or acquiesced in the appointment of any trustee, receiver or liquidator of all or any substantial part of its or his properties, the Premises, personal property or any portion thereof; or (iv) made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts generally as the same become due, Seller is not anticipating or contemplating any of the actions set forth in (i) through (iv) of this subsection.

          Section 6.3          Leases and Agreements.  Seller represents to Buyer the following:

                        (a)          The Building is vacant and there are no leases or other rights of occupancy in effect with respect to the Premises.

                        (b)          There are no material agreements with respect to the maintenance or operation of the Premises which will survive the Closing. All service contracts and agreements relating to the premises will be terminated prior to Closing. All representations set forth within this Section 6.3 (a) and (b) shall survive Closing for a one year period from the date of Closing.

          Section 6.4          Operation  of Premises.  Between the date hereof and the Closing, Seller shall continue to operate and maintain the Premises in normal course, including providing the same security that currently exists for the Premises, and shall be entitled to retain any income therefrom.  Seller shall not have the right to lease any portion of the Premises. Seller shall, until closing, maintain casualty insurance in the same amount and under the same terms that currently exist on the Premises.

          Section 6.5          Transfer Act.

                        (a)          Buyer acknowledges that Seller has determined that the Premises constitute an “establishment” pursuant to Connecticut General Statutes §22a-134 et seq. (the “Transfer Act”).  Seller shall (i) provide Buyer with a completed, executed Environmental Condition Assessment Form and an acknowledged Form IV filing (together with the applicable filing fee ); (ii) execute the certification provision of such Form IV filing; and (iii) otherwise comply with the Transfer Act in connection with the conveyance of the Premises.

                        (b)          At the Closing, Seller and Buyer shall enter into an Environmental Undertaking Agreement in the form attached hereto as Exhibit C, which is made a part hereof (the “Environmental Undertaking Agreement”).  In addition, at the Closing, Seller shall establish an escrow account (the “Environmental Escrow”), to be held and disbursed by the Escrow Agent pursuant to an Escrow Agreement (the “Escrow Agreement”), which Escrow Agreement shall contain terms and conditions reasonably acceptable to the parties and consistent with the Environmental Undertaking Agreement, in an amount equal to 1.3 times the estimated cost to comply with the provisions of the Transfer Act and the Remediation Standards, as reasonably determined by Seller and Buyer, which amount shall be determined prior to the Contingency Date.  Seller acknowledges that its obligations under the Environmental Undertaking Agreement are not limited by and are independent of the amount of the Environmental Escrow, and such Environmental Escrow may not be used for any purpose other than prosecution and completion of the Environmental Work (as defined in the Environmental Undertaking Agreement).

          Section 6.6          Seller Obligations.  Seller shall not, without the prior written consent of Buyer, (a) solicit, negotiate or accept any offers to purchase any of the Premises from any party other than Buyer or market the Premises to any other parties, or  engage or cause any broker, and any other agent or representative, to conduct such activity; (b) encumber any of the Premises unless such encumbrance is to be released at or prior to Closing; or (c) enter into any lease or other agreement in any manner in connection with the occupancy of any of the Premises. Seller shall promptly advise Buyer in writing of any material adverse change in the Premises known to Seller.

ARTICLE 7

Condemnation and Casualty by Fire or Other Hazard.

          Section 7.1          Immaterial Casualty or Taking.  If (a) an immaterial part of the Building is damaged by fire or other casualty, or (b) an immaterial part of the Premises is taken by eminent domain, this Agreement shall not be affected thereby and there shall be no reduction in the Purchase Price.  In the event of condemnation, Seller shall assign to Buyer at the Closing its entire right, title and interest in and to any condemnation award, and Buyer shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter.

          In the event of casualty, Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Buyer, or (ii) credit Buyer at Closing for the reasonable cost to complete the repair (in which case Seller shall retain all insurance proceeds and Buyer shall assume full responsibility for all needed repairs).

          Section 7.2          Material Taking or Casualty.  If all or a material part of the Premises is taken by eminent domain or damaged by casualty, Buyer may cancel this Agreement by notice to Seller given not later than ten (10) days after receipt of notice of such taking or casualty (and if necessary the Closing shall be automatically extended to give Buyer such 10 days) and, in such event, this Agreement shall be cancelled and terminated; the Escrow Agent shall refund to Buyer the Deposit; and neither party shall have any further liability to the other hereunder.  If Buyer does not cancel this Agreement, the Closing shall occur as scheduled, and the provisions of Section 7.1 herein shall control.

          Section 7.3          Definitions of Material and Immaterial.  For purposes of this Article, a material part of the Premises shall be deemed to have been damaged by casualty if the estimated cost to repair the damage shall exceed $100,000; otherwise the damage shall be deemed to be immaterial.  A material part of the Premises shall be deemed to have been taken by eminent domain if the amount of the award given by the taking authority shall exceed $250,000, otherwise the taking shall be deemed immaterial.

          Section 7.4          Risk of Loss.  Until Closing, the risk of loss by fire or other casualty to the Premises, and liability for personal injury or damage to property of others at the Premises, shall be borne by Seller.

ARTICLE 8

Seller’s Closing Obligations.

          At the Closing, Seller shall deliver the following to Buyer:

                        (a)          A special covenant warranty  deed, executed in proper form for recording so as to convey the title required by this Agreement;

                        (b)          Such affidavits as Buyer’s title company shall reasonably require including without limitation, in order to omit from its title insurance policy all exceptions for tenants (other than those provided herein) and for unrecorded mechanics’ liens, together with a certification that Seller is not a “foreign person” pursuant to Section 1445 of the Internal Revenue Code;

                        (c)          Checks to the order of the appropriate officers in payment of all applicable conveyance taxes;

                        (d)          Schedules certified correct by Seller containing the information required to calculate the apportionments described in Article 10 herein;

                        (e)          Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to Buyer’s title company;

                        (f)          Executed counterparts of the documents required by Sections 4.1 (e) and 6.5 herein;

                        (g)          A bill of sale transferring title to the Personal Property; and

                        (h)          All other documents required by this Agreement or reasonably required by Buyer (at Buyer’s cost and expense) to be delivered by Seller.

ARTICLE 9

Buyer’s Closing Obligations.

          At the Closing, Buyer shall:

                        (a)          Deliver or cause to be delivered to Seller funds, complying with Section 2.3, in payment of the portion of the Purchase Price payable at the Closing and items apportioned pursuant to Article 10 herein;

                        (b)          Cause the deed to be recorded and cause all conveyance tax returns and checks in payment of such taxes (which are Seller’s responsibility to pay at Closing) to be delivered to the appropriate officers having jurisdiction over the Premises promptly after the Closing;

                        (c)          Execute and deliver counterparts of the documents required by Sections 4.1(e) and 6.5  herein; and

                        (d)          Deliver all other documents required by this Agreement to be delivered by Buyer.

ARTICLE 10

Apportionments at and Conditions to Closing.

          Section 10.1         Items of Apportionment.  The following items shall be apportioned between the parties and paid at the Closing:

                        (a)           real estate and all other taxes not paid by Buyer, and sewer and other assessments and charges levied against or with respect to the operation of the Premises and the property and equipment therein which is included in this sale;  and

                        (b)           all utilities.

          Section 10.2          Mistakes in Apportionments.  Any error in calculation or payment of the items apportioned at Closing shall be corrected promptly upon discovery of the error.  The foregoing obligation of the parties hereto shall survive for a period of six (6) months subsequent to the Closing.

          Section 10.3           Conditions to Parties’ Obligation to Close.  In addition to all other conditions set forth herein, the obligation of Seller and Buyer to consummate the transactions contemplated hereunder are conditioned upon the following:

                        (a)            The other party’s representations and warranties contained herein shall be true and correct in all material respects as of the date of this Agreement and the Closing Date;

                        (b)            As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing;

                        (c)            Except with respect to the Lis Pendens, there shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the Premises or the other party’s ability to perform its obligations under this Agreement; and

                        (d)            Seller shall deliver possession of the Premises to Buyer at Closing.

ARTICLE 11

Broker.

          The parties represent to each other that the only broker or agent involved in this sale and purchase is CB/Richard Ellis, 177 Broad Street, Suite 700, Stamford, Connecticut 06901 (the “Broker”).  The Buyer shall pay the brokerage commission to the Broker at Closing.  Each party shall indemnify and hold harmless the other against any liability resulting from the indemnifying party’s breach of such representation or covenant herein, said indemnity to include all costs of defending any claim of a broker or agent, including reasonable counsel fees.  The provisions of this Section shall survive the Closing or, if the Closing does not occur, the termination of this Agreement.

ARTICLE 12

Default by the Parties.

          Section 12.1            Seller’s Default.  In the event of a default by Seller under this Agreement, Buyer shall have the right to either (a) bring an action for specific performance; (b) waive the default and proceed to Closing, with no reduction in the Purchase Price; or (c) to terminate the Contract, receive the Deposit and be entitled to (i) its actual, out-of-pocket costs in connection with this Agreement and (ii) reasonable attorney’s fees.

          Section 12.2            Buyer’s Default.  If Buyer fails to perform any of its obligations set forth in this Agreement (except due to default of Seller), Buyer shall forfeit all claims to the Premises described herein, and the Deposit shall be construed as liquidated damages to and paid by the Escrow Agent to and retained by Seller as its sole and exclusive remedy.  The actual tender of the deed shall not be necessary if Buyer has clearly indicated, prior to the date of Closing, that it will not or cannot make the payments agreed upon for a reason other than the default of Seller.  In the event of such default, Buyer waives any right to claim the return of any portion of the Deposit, despite the reason for the default and/or the amount of actual damages incurred by Seller.

          Section 12.3            Assumption.  Buyer shall execute and deliver to Seller, at the Closing, an agreement or agreements pursuant to which Buyer shall acknowledge that, except as specified in this Agreement and the instruments and agreements delivered at Closing, it has accepted the Premises without any representation, warranty or covenant, express, implied or statutory, of any kind whatsoever.

ARTICLE 13

Notices.

          Section 13.1          Form and Addresses.

                        (a)            Except as otherwise specifically provided in this Agreement, all notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed to have been properly given when delivered in person, by facsimile, evidenced by confirmed receipt, or by overnight or similar courier service, addressed to the party to be notified at its address first above set forth or to such other address as such party shall have specified most recently by like notice.

                        (b)            Notices to Seller shall be sent to the attention of Michael A. Blumenthal, facsimile (914) 347-2498 or (914) 593-8166.  At the same time any Notice is given to Seller, a copy thereof shall be sent as provided above to:  Day, Berry & Howard LLP, One Canterbury Green, Stamford, Connecticut 06901-2047, Attention:  Jerome Berkman, Esq., facsimile (203) 977-7301.

                        (c)            Notices to Buyer shall be sent to the attention of Adam D. Winstanley, WINSTANLEY ENTERPRISES, LLC,  150 Baker Avenue Extension, Suite 303, Concord, Massachusetts 01742, facsimile (978) 287-5050.  At the same time any notice is given to Buyer, a copy thereof shall be sent as provided above to:  Cohn Birnbaum & Shea P.C., 100 Pearl Street, Hartford, Connecticut 06103, Attention:  Douglas S. Pelham, Esq, facsimile (860) 727-0361.

ARTICLE 14

Assignment and Access to Premises.

          Section 14.1          Assignment.  Buyer shall not assign this Agreement without the prior written consent of Seller, and any assignment in violation of this Agreement shall be null and void.  Anything herein to the contrary notwithstanding, Buyer may assign this Agreement to an affiliate of Buyer, without Seller’s consent but on notice to Seller given prior to the Closing.

          Section 14.2          Access.  Seller shall permit Buyer and Buyer’s representatives, upon reasonable notice, to enter the Premises at reasonable hours for the purpose of inspecting the Premises and conducting examinations thereof prior to Closing, provided that same shall not interfere with Seller’s use and occupancy of the Premises.  Buyer shall restore the Premises to substantially its condition prior to the making of any borings or tests if such borings or tests are made.  Buyer shall indemnify and hold Seller harmless with respect to any damage other than normal wear and tear to the Premises and claims for damage made against Seller as the result of any of Buyer’s activities on the Premises prior to the Closing.

ARTICLE 15

Survival and Delivery of Deed.

          Section 15.1          Survival.  Except as otherwise provided in this Agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based on the representations, warranties, covenants or other obligations that do not survive the Closing shall be commenced after the Closing.

          Section 15.2          Delivery of Deed.  The delivery of the deed by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of every obligation on the part of Seller to be performed hereunder, except those obligations of Seller which are expressly stated in this Agreement to survive the Closing.

ARTICLE 16

Miscellaneous Provisions.

          Section 16.1          Entire Understanding.  This Agreement embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement.  Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

          Section 16.2          Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of Connecticut.

          Section 16.3          Captions.  The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

          Section 16.4          Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

          Section 16.5          Construction.  As used in this Agreement, the singular shall include the plural and the plural shall include the singular, as the context may require.  Each and every provision of this Agreement has been mutually negotiated, prepared and drafted, each party has been represented by legal counsel, and, in connection with the construction of any provision hereof or deletions herefrom, no consideration shall be given to the issue of which party actually negotiated, prepared, drafted or requested any provision or deletion.

          Section 16.6          Execution and Delivery.  Delivery of this Agreement for inspection or otherwise by Seller to Buyer and/or its attorneys shall not constitute an offer or create any rights in favor of Buyer or others and shall in no way obligate or be binding upon Seller, and this Agreement shall have no force or effect unless and until the same is fully executed and delivered by the parties and fully executed copies exchanged by the parties hereto.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of such counterparts shall constitute one agreement.

          Section 16.7          Exhibits.  If the provisions of any Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such Exhibit shall prevail.

          Section 16.8          No Assumption of Liabilities.  Notwithstanding any provision contained in this Agreement to the contrary, this Agreement is intended as and shall be deemed to be an agreement for the sale of assets and none of the provisions hereof shall be deemed to create any obligation or liability of any party to any person or entity that is not a party to this Agreement, whether under a third-party beneficiary theory, laws relating to transferee liabilities or otherwise.  Except as specifically provided otherwise in this Agreement, Buyer shall not assume and shall not discharge or be liable for any debts, liabilities or obligations of Seller including, but not limited to, any (a) liabilities or obligations of Seller to its creditors, shareholders or owners, (b) liabilities or obligations of the Seller with respect to any acts, events or transactions occurring prior to, on or after the Closing, (c) liabilities or obligations of the Seller for any federal, state, county or local taxes, except as set forth elsewhere in this Agreement; or (d) any contingent liabilities or obligations of Seller, whether known or unknown by the Seller or Buyer.  Except as otherwise provided in this Agreement, Buyer shall have no duty whatsoever to take any action or receive or make any payment or credit arising from or related to any services provided or costs incurred in connection with the management and operation of the Premises or any business conducted on the Premises prior to the Closing, including, but not limited to, any matters relating to cost reports, collections, audits, hearings, or legal action arising there from.

[SIGNATURE PAGE FOLLOWS THIS PAGE]

          IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the date first above written.

SELLER: FARM TECH CORPORATION

By: _____________________________

BUYER: WINSTANLEY ENTERPRISES LLC

By: ____________________________

Escrow Terms Agreed To:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:____________________________

EXHIBIT A

Land

EXHIBIT B

Permitted Exceptions to Title

          Water user charges due The Metropolitan District.

          Riparian rights of others in and to a brook crossing the Premises.

          Such state of facts as is shown on a map filed in Map Cabinet 67, Map Number 4846 in the Office of the Farmington Town Clerk.

          Obligations contained in Easement Agreement by and between Professional Park Associates and Stauffer Chemical Company dated March 13, 1980 and recorded in Volume 280, Page 275 of the Farmington Land Records (FLR), as amended by Amendment of Easement Agreement dated June 13, 1981 and recorded in Volume 282, Page 832 of the FLR.

AS TO PARCEL NO. 1

(a)

Right of Way Agreement front Julia M. Collins, et al in favor of Northeastern Gas Transmission Company dated September 11, 1953 and recorded in Volume 115, Page 1 of the FLR, as amended by instrument by and between Oread Biosafety, Inc. and Tennessee Gas Pipeline Company dated August 5, 1999 and recorded in Volume 607, Page 528 of the FLR.

(b)

Easement in favor of The Connecticut Power Company dated December 15, 1953 and recorded in Volume 116, Page 69 of the FLR, and as shown on maps filed in Map Volume 57, Map Numbers 10 and 29 in the Office of the Farmington Town Clerk.

(c) Caveat from James M. Collins, et al in favor of The Water Bureau of The Metropolitan District dated June 27, 1967 and recorded in Volume 184, Page 451 of the FLR.

(d)

Right-of-way reserved in Warranty Deed from James M. Collins, et al to James S. Minges dated August 6, 1973 and recorded in Volume 224, Page 408 of the FLR, and as shown on the map filed in Map Cabinet 60, Map Number 3981 in the Office of the Farmington Town Clerk.

(e)

Easements and right set forth in Certificate of Condemnation by the State of Connecticut dated January 18, 1990 and recorded in Volume 406, Page 465 of the FLR, and as shown on a map filed in Map Cabinet 64, Map 4407 in the Office of the Farmington Town Clerk.

AS TO PARCEL NO.2

(f)

Easement set forth in Declaration by James S. Minges and The Society For Savings dated May 26, 1971 and recorded in Volume 205, Page 142 of the FLR, and as shown on the map filed in Map Cabinet 47, Map Number 2914 in the Office of the Farmington Town Clerk.

(g)

Grants of Easements from First Newport Realty Investors to Edward H. Warner, et al, Trustees of Wachovia Realty Investments dated as of May 3, 1977 and recorded in Volume 254, Page 98 and Volume 254, Page 117 of the FLR, and as shown on map filed in Map Cabinet 52, Map Number 3254 in the Office of the Farmington Town Clerk.

(h)

Grant of Easements from First Newport Realty Investors to Talcott Forest Associates dated as of May 3, 1977 and recorded in Volume 254, Page 306 of the FLR, and as shown on the map filed in Map Cabinet 52, Map Number 3254 in the Office of the Farmington Town Clerk.

(i)

Easements and right set forth in Certificate of Condemnation by the State of Connecticut dated January 18, 1990 and recorded in Volume 406, Page 465 of the FLR, and as shown on the map filed in Map Cabinet 64, Map Number 4407 in the Office of the Farmington Town Clerk.

(j)	Obligations as set forth in Warranty Deed from Stauffer Chemical Company to Professional Park Associates recorded March 13, 1981 in Volume 280, Page 271 of the FLR.

AS TO PARCEL NO. 3

(a)

Easement in favor of The Connecticut Power Company dated December 15, 1953 and recorded in Volume 116, Page 69 of the FLR, and as shown on map filed in Map Volume 57, Map Numbers 10 and 29 in the Office of the Farmington Town Clerk.

(b)

Grant of Easements from First Newport Realty Investors to Edward H. Warner, et al, as Trustees of Wachovia Realty Investments dated as of May 3, 1977 and recorded in Volume 254, Page 117 of the FLR, and as shown on map filed in Map Cabinet 52, Map Number 3254 in the Office of the Farmington Town Clerk.

(c)

Grant of Easements from First Newport Realty Investors to Talcott Forest Associates dated as of May 3, 1977 and recorded in Volume 254, Page 306 of the FLR, and as shown on map filed in Map Cabinet 52, Map Number 3254 in the Office of the Farmington Town Clerk.

(d)	Obligations as set forth in Warranty Deed From Stauffer Chemical Company to Professional Park Associates recorded March 13, 1981 in Volume 280, Page 271 of the FLR.

AS TO APPURTENANT EASEMENTS

(a)

Terms and conditions set forth in Grant of Easements from Edward H. Warner, et al, as Trustees of Wachovia Realty Investments to First Newport Realty Investors dated as of May 3, 1977 and recorded in Volume 254, Page 88 of the FLR.

(b)	Terms and conditions set forth in Grant of Easements from Talcott Forest Associates to First Newport Realty Investors dated as of May 3, 1977 and recorded in Volume 254, Page 327 of the FLR.

(c)	Terms and conditions set forth in Grant of Easement from First Newport Realty Investors to Stauffer Chemical Company dated March 27, 1978 and recorded in Volume 260, Page 45 of the FLR.

(d)

Terms and conditions set forth in Easement Agreement by and between Professional Park Associates and Stauffer Chemical Company dated March 13, 1980 and recorded in Volume 280, Page 275 of the FLR, as amended by Amendment of Easement Agreement dated June 13, 1981 and recorded in Volume 282, Page 832 of the FLR.

EXHIBIT C

Environmental Undertaking Agreement

EXHIBIT D

Lis Pendens Escrow Agreement